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                       EXHIBITS 5 AND 23.1

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                      THE HOME DEPOT, INC.
                      2455 PACES FERRY ROAD
                     ATLANTA, GA  30339-4024



   November 22, 1996


   Board of Directors
   The Home Depot, Inc.
   2455 Paces Ferry Road
   Atlanta, Georgia 30339

   Re: The Home Depot, Inc., Registration Statement on Form S-8 for The Home Depot, Inc. Employee Stock Purchase Plan,
        No. 333-_____

   Ladies and Gentlemen:

   In connection with the registration of 5,000,000 shares of the Common Stock, par value $.05 (the "Securities") of The Home Depot, Inc., (the "Company") issuable under the Company's Employee Stock Purchase Plan, I have examined the following:

   1. A copy of Registration Statement No. 333-_____ to be filed with the Securities and Exchange Commission on or about November 22, 1996, and the Exhibits to be filed with and as a part of said Registration Statement;

   2. A copy of the Restated Certificate of Incorporation of the Company, as amended, as referred to in said
       Registration Statement;

   3. A copy of the By-Laws of the Company, as amended, as referred to in said Registration Statement; and

   4. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by me to be relevant to this opinion.

   Further, in connection with this matter, I have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

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   Board of Directors
   November 22, 1996
   Page 2


   Based on the foregoing, it is my opinion that:

   a. the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

   b.  the   necessary  corporate  proceedings   and   actions
       legally   required   for  the   registration   of   the
       Securities have been held and taken;

   c. the issuance and sale of the Securities has been duly and validly authorized; and

   d. the shares of Common Stock of the Company, when issued, will be fully paid, non-assessable and free of preemptive rights.

   I consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-8. In giving this consent, I do not thereby admit I come within the category of persons whose consent is required under
   Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

   Very truly yours,

   /s/ Lawrence K. Menter
   Lawrence K. Menter
   Senior Corporate Counsel & Assistant Secretary